UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2011 (January 11, 2011)
FIRST PHYSICIANS CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive #810 Beverly Hills, California	90210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 860-2501
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 10, 2011 First Physicians Capital Group, a Delaware corporation (the “Registrant”) entered into an asset purchase agreement and an agreement for the purchase and sale of real property attached hereto as Exhibit 10.1, and Exhibit 10.2, with RHA Tishomingo, LLC (the “Parent”), an Oklahoma limited liability company and an indirect subsidiary of the Registrant, Mercy Tishomingo Hospital Corporation (the “Hospital Purchaser”) an Oklahoma not for profit corporation, and RSE Enterprises Inc (the “Real Estate Purchaser”) an Oklahoma Corporation.
Upon closing, the Hospital Purchaser will take control of Johnson Memorial hospital, the hospital license, and certain selected assets and liabilities of Johnson Memorial Hospital. Further upon closing the Real Estate Purchaser will take control of the real estate associated with Johnson Memorial Hospital. In conjunction with the sale, the Real Estate Purchaser will pay the Parent a sum of $1,630,000.00 of which $1,146,165.42 plus a per diem accruing after December 24, 2010 of $220.75 per day will be paid to Bank of Commerce in El Reno, Oklahoma to pay off the mortgage on the associated property. The amount remaining following the payoff will be immediately available to the Parent at closing.
Upon closing the Parent will place in escrow the remaining funds from the real estate closing to be held in an account established by and for the benefit of the Hospital Purchaser as outlined in the asset purchase agreement until such time as all representations, warrants, and indemnifications are fully satisfied by the Parent. After satisfaction of all representations warranties, and indemnifications the Parent shall receive unrestricted access to the escrow funds.
Upon execution of the asset purchase agreement, the Hospital purchaser did pay the Parent the sum of $57,013.60 as consideration for the medical supplies currently held at Johnson Memorial Hospital.
In conjunction with the asset purchase agreement, the Parent entered into a Transition Services agreement attached hereto as Exhibit 10.3, for the Hospital Purchaser to provide certain services to the parent for a period of 180 days following the closing. Further the Registrant has also entered into a corporate guaranty attached hereto as Exhibit 10.4, to guarantee the obligations of the Parent in Section 12 of the asset purchase agreement.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1
Asset Purchase Agreement effective as of January 6, 2011, by and between RHA Tishomingo, LLC, an Oklahoma limited liability company and Mercy Tishomingo Hospital Corporation, an Oklahoma not-for-profit corporation.

Exhibit 10.2	Agreement for Purchase and Sale of Real Property between RSE Enterprises, Inc., an Oklahoma corporation and First Physicians Capital Group, Inc., a Delaware corporation.

Exhibit 10.3
Transition Services Agreement effective as of January 6, 2011, by and between RHA Tishomingo, LLC, an Oklahoma limited liability company and Mercy Tishomingo Hospital Corporation, an Oklahoma not-for-profit corporation

Exhibit 10.4	Corporate Guaranty of First Physicians Capital Group, Inc., a Delaware corporation, in favor of Mercy Tishomingo Hospital Corporation, an Oklahoma not-for-profit corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 13, 2011

/s/ David Hirschhorn
David Hirschhorn
Chief Executive Officer

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